EXHIBIT 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Statement on Comprehensive Capital Analysis and Review (CCAR) Results

BIRMINGHAM, Ala. – (BUSINESS WIRE) – March 18, 2011 – Regions Financial Corporation (NYSE:RF) has received the results from the Federal Reserve’s recently concluded Comprehensive Capital Analysis and Review (CCAR).

As part of the CCAR process, Regions did not propose any immediate capital action. The company’s position of repaying the government’s TARP investment in a prudent manner, on shareholder-friendly terms, remains unchanged. The company continues to believe a return to sustainable profitability and continuing improvement in asset quality are key conditions that will enable repayment of TARP.

About Regions Financial Corporation

Regions Financial Corporation, with $132 billion in assets, is one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,800 banking offices and 2,200 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

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